Exhibit 10.13

CONSULTING AGREEMENT

This Agreement is made and entered into as of the 13th day of October 2006 by and between Larson Elmore, an individual residing at 18 Ninth Fairway Loop, Maumelle, Arkansas 72113 (the“Consultant”), and Myriad Entertainment and Resorts, Inc., a Delaware corporation, with its place of business located at 2565 Horizon Lake Drive, Suite 110, Memphis, TN 38133 (the "Company").

    WHEREAS, the Company has issued to the Consultant a convertible debenture in the principal face amount of $1,050,000 with interest thereon at eight percent (8%) per annum and convertible into shares of the Company’s common stock at $0.10 per share;

    WHEREAS, the Company has issued to the Consultant a warrant to purchase up to five million (5,000,000) shares of the Company’s common stock at exercise prices ranging from $0.30 to $3.00 per share at various dates from October 2006 to October 2009, as more fully provided in that Warrant;

    WHEREAS, the Company is in the process of developing and constructing a world class resort in Tunica, Mississippi (the “Resort”);

    WHEREAS, the Consultant has experience and knowledge in matters pertaining to the development and construction of the Resort; and

    WHEREAS, the Company seeks the services of the Consultant and the Consultant agrees to provide it services to the Company, on the terms and conditions contained in this Agreement.

    In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. Purpose: The Company hereby engages the Consultant for the term specified in Paragraph 2 hereof to render certain management services and advice to the Company relating to the Company’s development and construction of the Resort.

2. Term: Except as otherwise specified in Paragraph 4 hereof, this Agreement shall be effective from October 14, 2006 to October 14, 2010.

3. Duties of the Consultant: During the term of this Agreement, the Consultant shall provide advice and opinions to the Company on subjects relating to the Resort. Specifically, Consultant intends to provide services in connection with the development, construction, and funding of the Resort.

Consultant will determine in its sole discretion the time, place and manner of the services it renders as well as the overall amount of time Consultant expends in providing services under this Agreement. Such advice and opinions will most often be given orally. However, the Company may occasionally and reasonably request that advice or opinions be provided in writing. The Consultant’s management team will be made available to assist the Company in its strategic planning.

4. Compensation: In consideration for the services rendered by the Consultant to the Company pursuant to this Agreement (and in addition to the expenses provided for in Paragraph 5 hereof), the Company shall compensate the Consultant as follows:

    (a) The Company shall pay the Consultant a fee of $150,000/year for the entire term of this Agreement, unless extended. The fee shall be payable monthly and shall accrue from the date of this Agreement until such time as the Company is in receipt of sufficient funding as determined by the Board of Directors of the Company.

    (b)  In addition to the compensation set forth in section 4(a), the Consultant shall be entitled to receive a development fee equal to one and a half percent (1.5%) of the total amount received pursuant to one or more loans obtained specifically for the construction and development of the Resort (the “Development Fee”). The payment of the Development Fee shall be paid monthly to the Consultant and subject to at all times the Company’s budget for the construction and development of the Resort, as provided more fully on the attached Exhibit A. All fees paid pursuant to Section 4(a) hereof shall be applied to any amounts owing to the Consultant pursuant to the Development Fee.

    (c)  In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, the Consultant shall be entitled to the full fees set forth in Section 4(a) and 4(b) through the date of termination of this Agreement and a full fee and repayment of all expenses as provided under Paragraph 5 hereof.

5. Expenses of the Consultant: In addition to the fees payable hereunder, the Company shall reimburse the Consultant for all reasonable fees and disbursements of the Consultant including travel and out-of-pocket expenses incurred in connection with the services performed pursuant to this Agreement, including without limitation, hotels, food and associated expenses and long-distance telephone calls, except that (a) all fees and disbursements exceeding $1,000 must be pre-approved in writing by the Company, and (b) the aggregate of such fees and disbursements not requiring pre-approval by the Company shall not exceed $1,000.00 per month.

6. Liability of the Consultant: The Company acknowledges that all opinions and advice (written or oral) given by the Consultant to the Company in connec-tion with the Consultant's engagement are intended solely for the benefit and use of the Company, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, in each case, without the Consultant's prior written consent.

7. The Consultant's Services to Others: The Company acknowledges that the Consultant or its affiliates are in the business of providing management services and advice to others, including businesses that may be involved in the resort or destination experience fields. Nothing herein contained shall be construed to limit or restrict the Consultant in conducting such business with respect to others, or in rendering such advice to others.

8. Company Information:
(a) The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, the Consultant will use and rely on data, material and other information furnished to the Consultant by the Company. The Company acknowledges and agrees that in performing its services under this engagement, the Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.
(b) Except as contemplated by the terms hereof or as required by applicable law in the opinion of counsel to the Company, the Consultant shall keep confidential all non-public information provided to it by the Company, and shall not disclose such information to any third party without the Company's prior written consent, other than such of its employees and Consultants as the Consultant determines to have a need to know. In the event that the Consultant discloses such information to its employees or Consultants, it will cause such employees or Consultants to be bound by the provisions of this Section 8(b).

9. Indemnification:

    (a) The Company shall indemnify and hold harmless the Consultant against any and all liabilities, claims, lawsuits, including any and all awards and/or judgments to which it may become subject under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934, (the "Act") or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of or are in connection with the services rendered by the Consultant or any transactions effected in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of acts or omissions of the Consultant. In addition, the Company shall also indemnify and hold harmless the Consultant against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

    The Consultant shall give the Company prompt notice of any such liability, claim or lawsuit which the Consultant contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

    The Consultant shall indemnify and hold harmless the Company against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the 1933 Act, the Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including costs, expenses, awards and/or judgments) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or the omission to disclose a material fact required to be stated or necessary to make the statement not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Consultant for inclusion in any registration statement, prospectus or other document or any amendment or supplement thereto in connection with any transaction to which this Agreement applies. In addition, the Consultant shall also indemnify and hold harmless the Company against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

    The Company shall give the Consultant prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of the Consultant's indemnifica-tion and the Consultant thereupon shall be granted the right to a take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

    (b) In order to provide for just and equitable contribution in any case in which (i) any person entitled to indemnification under this Paragraph 9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Paragraph 9 provides for indemnification in such case, or (ii) contribution may be required on the part of any such person in circumstances for which indemnification is provided under this Paragraph 9, then, and in each such case, the Company and the Consultant shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others); provided, however that Consultant’s maximum contribution shall be the amount earned by the Consultant pursuant to Section 4 hereof, and provided, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    Within 15 days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "Contributing Party"), notify the Contributing Party of the commencement thereof, but the omission to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or his or its representative of the commencement thereof within the aforesaid 15 days, the Contributing Party will be entitled to participate therein with the notifying party and any other Contributing Party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of the Contributing Party. The indemnification provisions contained in this Paragraph 9 are in addition to any other rights or remedies which either party hereto may have with respect to the other or hereunder.

10. The Consultant as an Independent Contractor: The Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or affiliates thereof. It is expressly understood and agreed to by the parties hereto that the Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

11. Miscellaneous:

    (a) This Agreement between the Company and the Consultant constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

    (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

If to the Company, to:     Myriad Entertainment and Resorts, Inc.
2565 Horizon Lake Drive, Suite 110
Memphis, TN 38133
Attention: John Meeske, CEO

If to    Whitmore & Associates, LLC to: Larson Elmore
18 Ninth Fairway Loop
Maumelle, Arkansas 72113

With a copy to:    Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, New York 10022
Attention: Peter J. Gennuso, Esq.

(c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.
(d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.
(e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.
(f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 11(b) hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

CONSULTANT

/s/ Larson Elmore
Name: Larson Elmore

Myriad Entertainment & Resorts, Inc.

By: John Meeske
Name: John Meeske
Title: Chief Executive Officer

EXHIBIT A
Construction and Development Budget